UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2014

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Deferred Stock. On February 6, 2014, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors of the Company approved the grant of shares of deferred stock under the Philip Morris International Inc. 2012 Performance Incentive Plan (the “2012 Performance Incentive Plan”) to the Company's named executive officers in the amounts indicated below:

Name	Shares of Deferred Stock
André Calantzopoulos	94,870	(1)
Louis C. Camilleri	86,720	(1)
Marc Firestone	43,510
Jacek Olczak	38,230
Matteo Pellegrini	19,980
Miroslaw Zielinski	24,260

(1)	As reported on Form 8-K/A filed with the U.S. Securities and Exchange Commission on June 13, 2013 (the "June 2013 Form 8-K"), the amount represents a prorated award that reflects the change in the named executive officer's role at the Company.

All awards of deferred stock vest on February 15, 2017. The form of deferred stock agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Annual Incentive Compensation Awards. On February 6, 2014, the Committee approved annual incentive compensation awards for 2013, payable in cash, to the Company's named executive officers, in the amounts indicated below:

Name	Annual Incentive Award
	CHF	US$
André Calantzopoulos	2,375,000	2,633,258	(1)(2)
Louis C. Camilleri		1,500,000	(2)
Marc Firestone	1,900,000	2,106,606	(1)
Jacek Olczak	1,675,000	1,857,140	(1)
Matteo Pellegrini	670,000	742,856	(1)
Miroslaw Zielinski	1,050,000	1,164,177	(1)

(1)	Annual incentive compensation awards earned in Swiss Francs are converted to U.S. dollars using the average conversion rate on February 6, 2014 of CHF1.00 = $1.10874.

(2)	As reported on the June 2013 Form 8-K, the amount represents a prorated award that reflects the change in the named executive officer's role at the Company.

Base Salaries. No changes were made to the base salaries of the named executive officers from the previously disclosed levels.

Future Programs
In 2013, the Company completed a comprehensive review of its compensation structure. After reviewing data from the Compensation Survey Group, as well as market data in Switzerland and other geographies where the Company has a significant presence, the Committee determined, effective January 1, 2014, to realign the variable compensation mix for senior management to increase the equity component relative to the cash component to better reflect market practices and to increase even further the focus of senior management on longer-term performance.  The Committee also reduced total variable compensation targets, effective January 1, 2014, resulting in average reductions in total targeted direct compensation (base salary, cash incentives and equity awards) of approximately 6-10% for the most senior executives. These changes resulted in targeted award levels, as a percentage of base salary, for the Company's named executive officers, as indicated below:

Name	Annual Incentive Compensation Awards		Equity Awards		Total Variable Compensation		Equity Mix as % of Total Variable Compensation Target
	Prior Target	New Target	Prior Target	New Target	Prior Target	New Target	Prior	New
Marc Firestone	180%	125%	270%	275%	450%	400%	60%	68.8%
Jacek Olczak	180%	125%	270%	275%	450%	400%	60%	68.8%
Matteo Pellegrini	120%	100%	180%	175%	300%	275%	60%	63.6%
Miroslaw Zielinski	120%	100%	180%	175%	300%	275%	60%	63.6%

As reported on the June 2013 Form 8-K, when Mr. Calantzopoulos was promoted to CEO after the 2013 annual meeting of shareholders, his base salary was maintained at its then existing level of CHF 1,476,150 ($1,575,790 at June 11, 2013, the date of the Committee's action), and his annual incentive compensation award target was set at 200% of base salary, or one-third lower that the level of 300% previously associated with the CEO position. His equity award target was set at 600% of base salary, the same level previously associated with the CEO position.  When Mr. Camilleri stepped down from the CEO position, he remained as Chairman of the Board.  His base salary was reduced from $1,750,000 to $1,000,000, and he ceased to be eligible for annual incentive compensation awards, while his targeted equity award remained the same.  The Committee has extended these terms unchanged for 2014.
In addition, for the second year in a row, the Committee determined not to increase the base salaries of the named executive officers.
The Company will provide additional information regarding the compensation of its named executive officers in its proxy statement for the 2014 Annual Meeting of Shareholders, which will be issued in March 2014.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

10.1	Form of Deferred Stock Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:    /s/ JERRY WHITSON
Name: Jerry Whitson

Title:	Deputy General Counsel and Corporate Secretary
DATE: February 7, 2014

EXHIBIT INDEX

Exhibit No.    Description

10.1	Form of Deferred Stock Agreement